                       NATIONWIDE LIFE INSURANCE COMPANY

                         NATIONWIDE DC VARIABLE ACCOUNT

                    GROUP FLEXIBLE FUND RETIREMENT CONTRACTS

                              EXHIBITS TO FORM N-4

                              SEC FILE NO. 251911

                                 EXHIBIT NO. 3

               UNDERWRITING OR DISTRIBUTION OF CONTRACTS BETWEEN
                    THE REGISTRANT AND PRINCIPAL UNDERWRITER

                           MARKETING COORDINATION AND
                        ADMINISTRATIVE SERVICES AGREEMENT


This Agreement entered into this 16th day of November, 1998, between Nationwide Life Insurance Company ("Nationwide"), and Nationwide Investment Services Corporation ("NISC").

Nationwide proposes to develop, issue and administer, and NISC proposes to provide the exclusive national distribution services for certain annuity products (the "Products"). The Products to be sold hereunder are the Group Flexible Fund Retirement Contracts (The "Products") and such other products as may hereafter be agreed upon by the parties.

The parties hereby agree as follows:

A.       ADMINISTRATION OF PRODUCTS
         --------------------------

         1.       Appointment of Product Administration
                  -------------------------------------

                  Nationwide is hereby appointed Product Administrator for the Products.

         2.       Duties of Nationwide
                  --------------------

                  Nationwide will perform in a proper and timely manner, those functions enumerated in the column marked "Nationwide" in the "Analysis of Administrative Functions," attached hereto as EXHIBIT A, and incorporated herein by reference.

         3.       Duties of NISC
                  --------------

                  NISC will perform in a proper and timely manner, those functions enumerated in the column marked "NISC" in the "Analysis of Administrative Functions," attached hereto as EXHIBIT A, and incorporated herein by reference.

B.       MARKETING COORDINATION AND SALES ADMINISTRATION
         -----------------------------------------------

         1.       Distribution of Products
                  ------------------------

                  The Products will be distributed through registered representatives of NASD broker-dealer firms, appointed by Nationwide, who shall be duly qualified and licensed as agents (the "Agents"), in accordance with applicable state insurance authority.

         2. NISC shall be the exclusive National Distributor of the Products.

         3.       Appointment and Termination of Agents
                  -------------------------------------

                  Appointment and termination of Agents shall be processed and executed by Nationwide. NISC reserves the right to require Nationwide to consult with it regarding licensing decisions.

         4.       Advertising
                  -----------

                  NISC shall not print, publish or distribute any advertisement, circular or document relating to the Products or relating to Nationwide unless such advertisement, circular or document has been approved in writing by Nationwide. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within three (3) business days. Neither Nationwide nor any of its affiliates shall print, publish or distribute any advertisement, circular or document relating to the Products or relating to NISC unless such advertisement, circular or document has been approved in writing by NISC. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within three (3) business days. However, nothing herein shall prohibit any person from advertising the Products on a generic basis.

         5.       Marketing Conduct
                  -----------------

                  The parties will jointly develop standards, practices and procedures respecting the marketing of the Products. Such standards, practices and procedures are intended to help Nationwide meet its obligations as an issuer under the securities laws, to assure compliance with state insurance laws, and to help NISC meet its obligations under the securities laws as National Distributor. These standards, practices and procedures are subject to continuing review and neither Nationwide nor NISC will object unreasonably to changes to such standards, practices and procedures recommended by the other to comply with the intent of this provision.

         6.       Sales Material and Other Documents
                  ----------------------------------

                  a.       Sales Material
                           --------------

                           1) Nationwide shall develop and prepare all promotional material to be used in the distribution of the Products, in consultation with NISC.

                           2) Nationwide is responsible for the printing and the expense of providing such promotional material.

                           3) Nationwide is responsible for approval of such promotional material by state insurance regulators, where required.

                           4) NISC and Nationwide agree to abide by the Advertising and Sales Promotion Material Guidelines, attached hereto as EXHIBIT B, and incorporated herein by reference.

                  b.       Prospectuses
                           ------------

                           1)       Nationwide is responsible for the
                                    preparation and regulatory clearance of any required registration statements and prospectuses for the Products.

                           2) Nationwide is responsible for the printing of Product prospectuses in such quantities as the parties agree are necessary to assure sufficient supplies.

                           3) Nationwide is responsible for supplying Agents with sufficient quantities of Product prospectuses.

                  c.       Contracts, Applications and Related Forms
                           -----------------------------------------

                           1) Nationwide, in consultation with NISC, is responsible for the design and printing of adequate supplies of Product applications, contracts, related forms, and such service forms as the parties agree are necessary.

                           2) Nationwide is responsible for supplying adequate quantities of all such forms to the Agents.

         7.       Appointment of Agents
                  ---------------------

                  a. NISC will assist Nationwide in facilitating the appointment of Agents by Nationwide.

                  b. Nationwide will forward all appointment forms and applications to the appropriate states and maintain all contacts with the states.

                  c. Nationwide will maintain appointment files on Agents, and NISC will have access to such files as needed.

         8.       Licensing and Appointment Guide
                  -------------------------------

                  Nationwide shall provide to NISC a Licensing and Appointment Guide (as well periodic updates thereto), setting forth the requirements for licensing and appointment, in such quantities as NISC may reasonably require.

         9.       Other
                  -----

                  a.       Product Training
                           ----------------

                           Nationwide is responsible for any Product training for the Agents.

                  b.       Field Sales Material
                           --------------------

                           1) Nationwide, in consultation with NISC, is responsible for the development, printing and distribution of non-public field sales material to be used by Agents.

                           2) NISC shall have the right to review all field sales materials and to require any modification mandated by regulatory requirements.

                  c.       Production Reports
                           ------------------

                           Nationwide will deliver to NISC the items listed in Production Reports to be Provided, attached hereto as EXHIBIT C, and incorporated herein by reference.

                  d.       Customer Service
                           ----------------

                           Each party will notify the other of all material pertinent inquiries and complaints it receives, from whatever source and to whomever directed, and will consult with the other in responding to such inquiries and complaints.


C.       GENERAL PROVISIONS
         ------------------

         1.       Waiver
                  ------

                  The forbearance or neglect of either party to insist upon strict compliance by the other with any of the provisions of this Agreement, whether continuing or not, or to declare a forfeiture of termination against the other, shall not be construed as a waiver of any rights or privileges of the forbearing party in the event of a further default or failure of performance.

         2.       Limitations
                  -----------

                  Neither party shall have authority on behalf of the other to: make, alter or discharge any contractual terms of the Products; waive any forfeiture; extend the time of making any contributions to the products; guarantee dividends; alter the forms which either may prescribe; nor substitute other forms in place of those prescribed by the other.

         3.       Binding Effect
                  --------------

                  This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns, provided that neither party shall assign or sub-contract this Agreement or any rights or obligations hereunder without prior written consent of the other.

         4.       Indemnification
                  ---------------

                  Each party ("Indemnifying Party") hereby agrees to release, indemnify and hold harmless the other party, its officers, directors, employers, agents, servants, predecessors or successors from any claims or liability arising out of the acts or omissions of the Indemnifying Party not authorized by this Agreement, including the violation of any federal or state law or regulation.

         5.       Notices
                  -------

                  All notices, requests, demands and other communication under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent postage prepaid by First Class Mail, Registered or Certified mail, by overnight mail, properly addressed as follows:

                  TO NATIONWIDE:

                  Nationwide Life Insurance Company
                  Duane C. Meek, Vice President-Sales
                  Two Nationwide Plaza
                  Columbus, Ohio  43215

                  TO NISC:

                  Nationwide Investment Services Corporation.
                  Joseph P. Rath, Vice President-Compliance
                  One Nationwide Plaza
                  Columbus, Ohio  43215

         6.       Governing Law
                  -------------

                  This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio.

         7.       Arbitration
                  -----------

                  The parties agree that misunderstandings or disputes arising from this Agreement shall be decided by arbitration, conducted upon request of either party before three arbitrators (unless the parties agree on a single arbitrator) designated by the American Arbitration Association, and in accordance with the rules of such Association. The expenses of the arbitration proceedings conducted hereunder shall be borne equally by both parties.

         8.       Confidentiality
                  ---------------

                  Any information, documents and materials, whether printed or oral, furnished by either party or its agents or employees to the other shall be held in confidence. No such information shall be given to any third party, other than to such sub-contractors of NISC as may be permitted herein, or under requirements of a lawful authority, without the express written consent of the other party.

D.       TERM OF AGREEMENT
         -----------------

         This Agreement, including the Exhibits attached hereto, shall remain in full force and effect until terminated, and may be amended only by mutual agreement of the parties in writing. Any decision by either party to cease issuance or distribution of any specific Product shall not effect a termination of the Agreement unless such termination is mutually agreed upon, or unless notice is given pursuant to Section
         E.2. hereof.

E.       TERMINATION
         -----------

         1. Either party may terminate this Agreement for cause at any time, upon written notice to the other, if the other knowingly and willfully: (a) fails to comply with the laws or regulations of any state or governmental agency or body having jurisdiction over the sale of insurance or securities; (b) misappropriates any money or property belonging to the other;
                  (c) subjects the other to any actual or potential liability due to misfeasance, malfeasance, or nonfeasance; (d) commits any fraud upon the other; (e) has an assignment for the benefit of creditors; (f) incurs bankruptcy; or (g) commits a material breach of this Agreement.

         2. Either party may terminate this Agreement, without regard to cause, upon six months prior written notice to the other.


         3. In the event of termination of this Agreement, the following conditions shall apply:

                  a) The parties irrevocably acknowledge the continuing right to use any Product trademark that might then be associated with any Products, but only with respect to all business in force at the time of termination.

                  b) In the event this Agreement is terminated the parties will use their best efforts to preserve in force the business issued pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.


                                        NATIONWIDE LIFE INSURANCE COMPANY

                                        By:
                                           ---------------------------------
                                               Duane C. Meek

                                        Title: Vice President - Sales
                                              ------------------------------


                                        NATIONWIDE INVESTMENT SERVICES
                                        CORPORATION

                                        By:
                                           ---------------------------------
                                               Joseph P. Rath

                                        Title: Vice President - Compliance
                                              ------------------------------

                                              EXHIBIT A

                                ANALYSIS OF ADMINISTRATIVE FUNCTIONS
A.       PRODUCT UNDERWRITING/ISSUE
         --------------------------

NATIONWIDE                                             NISC
-        Establishes underwriting criteria for         -        Consults with regard to new business
         application processing and rejections.                 procedures and processing.

-        Reviews the completed application.
         Applies underwriting/issue criteria to
         application.

-        Notifies Agent and/or customer of any
         error or missing data necessary to
         underwrite application and establish
         records for owner of Product ("Contract
         Owner").

-        Prepares policy data page for approved
         business and mails with policy to
         Contract Owner.

-        Establishes and maintains all records
         required for each Contract Owner, as
         applicable.

- Prepares and mails confirmation and other statements to Contract Owners and Agents, as required.

-        Prints, provides all forms ancillary to
         issue of contract/policy forms for
         Products.

-        Maintains supply of approved specimen
         policy forms and all ancillary forms,
         distributes same to Agents.

B.       BILLING AND COLLECTION
         ----------------------

NATIONWIDE
-        Receives premium/purchase payments and
         reconciles amount received with
         remittance media.

- Updates Contract Owner records to reflect receipt of premium/purchase payment and performs accounting/ investment allocation of each payment received.

-        Deposits all cash received under the
         Products in accordance with the terms of the Products.

C.       BANKING
         -------

NATIONWIDE

-        Balances, edits, endorses and prepares
         daily deposit.

-        Places deposits in depository account.

-        Prepares daily cash journal summary
         reports and maintains same for review by NISC.

D.       PRICING/VALUATION/ACCOUNTING/TRADING
         ------------------------------------

NATIONWIDE                                             NISC
-        Maintains and makes available, as             -        Cooperates in annual audit of
         reasonably requested, records used in                  separate account financials
         determining "Net Amount Available for                  conducted for purposes of financial
         Investment."                                           statement certification and
                                                                publication.
-        Collects information needed in determining
         Variable Account unit values from the         -        Will clear and settle Mutual Fund
         Funds including daily net asset value,                 trades on behalf of the separate
         capital gains or dividend distributions, and           accounts using the National
         the number of Fund Shares acquired or sold             Securities Clearing Corporation -
         during the immediately preceding valuation             FUND/Serv System.
         period.

-        Performs daily unit valuation
         calculation.

E.       CONTRACT OWNER SERVICE/RECORD MAINTENANCE
         -----------------------------------------

NATIONWIDE                                             NISC
-        Receives and processes all Contract           -        Accommodates customer service function
         Owner service requests, including but                  by providing any supporting information
         not limited to informational requests,                 or documentation which may be in the
         beneficiary changes, and transfers of                  control of NISC.
         Contract Value among eligible
         investment options.

-        Maintains daily records of all changes
         made to Contract Owner accounts.

-        Researches and responds to all Contract
         Owner/Agent inquiries.

-        Keeps all required Contract Owner
         records.

-        Maintains adequate number of toll free
         lines to service Contract Owner/Agent
         inquiries.

F.       DISBURSEMENTS (SURRENDERS, DEATH CLAIMS, LOANS)
         -----------------------------------------------

NATIONWIDE                                             NISC

- Receives and processes surrenders, loans, and death claims in accordance with established guidelines.

-        Prepares checks for surrenders, loans,
         and death claims, and forwards to
         Contract Owner or Beneficiary. Prepares
         and mails confirmation statement of
         disbursement to Contract Owner/
         Beneficiary with copy to Agent.

G.       COMMISSIONS
         -----------

NATIONWIDE                                             NISC
-        Ascertains, on receipt of applications,
         whether writing Agent is appropriately
         licensed.

-        Pays commissions and other fees in
         accordance with agreements relating to
         same.

H.       PROXY PROCESSING
         ----------------

NATIONWIDE                                             NISC

-        Receives record date information from
         Funds Receives proxy solicitation
         materials from Funds.

-        Prepares Voting Instruction cards and
         mails solicitation, if necessary.

-        Tabulates and votes all Fund Shares in
         accordance with SEC requirements.

I.       PERIODIC REPORTS TO CONTRACT OWNERS
         -----------------------------------

NATIONWIDE                                             NISC

-        Prepares and mails quarterly and annual
         Statements of Account to Contract Owners.

-        Prepares and mails all semi-annual and
         annual reports of Variable Account(s) to Contract Owners.

J.       REGULATORY/STATEMENT REPORTS
         ----------------------------

NATIONWIDE                                             NISC
-        Prepares and files Separate Account
         Annual Statements.

-        Prepares and mails the appropriate,
         required IRS reports at the Contract
         Owner level. Files same with required
         regulatory agencies.

-        Prepares and files form N-SAR for the
         Separate Account.

K.       PREMIUM TAXES
         -------------

NATIONWIDE                                             NISC

-        Collects, pays and accounts for premium
         taxes as appropriate.

-        Prepares and maintains all premium tax
         records by state.

- Maintains liabilities in General Account ledger for accrual of premium tax collected.

- Integrates all company premium taxes due and performs related accounting.

L.       FINANCIAL AND MANAGEMENT REPORTS
         --------------------------------

NATIONWIDE                                             NISC

-        Provides periodic reports in accordance       -        Provides periodic reports in accordance
         with the Schedule of Reports to be                     with the Schedule of Reports to be
         prepared jointly by Nationwide and                     prepared jointly by Nationwide and NISC.
         NISC. (See EXHIBIT C)                                  (See EXHIBIT C)

M.       AGENT LICENSE RECORDKEEPING
         ---------------------------

NATIONWIDE                                             NISC
-        Receives, establishes, processes, and
         maintains Agent appointment records.

                                    EXHIBIT B

               ADVERTISING AND SALES PROMOTION MATERIAL GUIDELINES
             FOR APPROVAL BY THE OFFICE OF SALES-FINANCIAL SERVICES

In order to assure compliance with state and federal regulatory requirements and to maintain control over the distribution of promotional materials dealing with the Products, Nationwide and NISC require that ALL variable contract promotional materials be REVIEWED and APPROVED by both Nationwide and NISC PRIOR to their use. These guidelines are intended to provide appropriate regulatory and distribution controls.

1. Sufficient lead time must be allowed in the submission of all promotional material. The Office of Sales-Financial Services ("OS-FS") and NISC shall approve in writing all promotional material. Such approval shall not be unreasonably withheld, and shall be given promptly, normally within three (3) days.

2. All promotional material will be submitted in "draft" form to permit any changes or corrections to be made prior to the printing.

3. Nationwide and NISC will provide each other with details as to each and every use of all promotional material submitted. Approval for one use will not constitute approval for any other use. Different standards of review may apply when the same advertising material is intended for different uses. The following information will be provided for each item of promotional material:

         a.       In what jurisdiction(s) the material will be used.

         b. Whether distribution will be to broker/dealer, entity, participant, etc.

         c. How the material will be used (e.g., brochure, mailing, 482 ads, etc.).

         d. The projected date of initial use and, if a special promotion, the projected date of last use.

4. Each party will advise the other of the date it discontinues the use of any material.

5. Any changes to previously approved promotional material must be resubmitted, following these procedures. When approved material is to be put to a different use, request for approval of the material for the new use must be submitted.

6. OS-FS and NISC will assign a form number to each item of advertising and sales promotional material. This number will appear on each piece of advertising and sales promotional material. It will be used to aid in necessary filings, and to maintain appropriate controls.

7. OS-FS and NISC will provide WRITTEN APPROVAL for all material to be used.

8. Nationwide and NISC will provide each other with a minimum of 50 copies of all material in final print form to effect necessary state filings.

9. NISC will coordinate SEC/NASD filings of sales and promotional material.

10. All telephone communication and written correspondence regarding promotional materials should be directed to Marketing Director, Office of Sales-Financial Services, Nationwide Life Insurance Company, One Nationwide Plaza, Columbus, Ohio 43216 (phone (614)249- 6258)

                                    EXHIBIT C
                        PRODUCTION REPORTS TO BE PROVIDED

Nationwide agrees to provide the following reports to NISC:

1.   Daily Receipt Report:              Indicates which Agents are generating
                                        sales

2.   Daily Approval Report:             Indicates which applications have been
                                        approved

3.   Daily Activity Summary:            Indicates top firms' sales and
                                        liquidation by month, year-to-date as
                                        well as total assets by firm.

4.   Dealer Activity                    Indicates top firms' sales and
     Summary by Territory               liquidation by month, year-to-date

5.   Summary of Sales by                Indicates sales by territory/dealer/
     Territory and Dealer:              branch, including non-commissionable
                                        amounts and actual commission payments,
                                        as well as chargebacks (Internal use
                                        only)

6.   Commission Report:                 Indicates commission paid and
                                        chargebacks, matched to Commission
                                        checks.

In addition, Nationwide will provide reports detailing current appointments and other information, as reasonably requested by NISC.